Exhibit 15

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Amendment No. 2 on Form F-3/A (No. 333-110470) of Coca-Cola Hellenic Bottling Company S.A. and its subsidiaries (the Company) of our report dated March 28, 2006 relating to the financial statements of the Company, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers
Athens, Greece
June 30, 2006